CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (“Agreement”) is made as of the 15th day of January, 2008, by and between BLACKWOOD CAPITAL LIMITED having a place of business at Avenue de Collonge 36, Montreux, CH-1820, Switzerland (the “Consultant”) and UNITED HERITAGE CORPORATION with its principal offices at 1310 North Wall Street, Midland, Texas 79701 (the “Company”).

WITNESSETH

WHEREAS, the Consultant has been providing the Company with the type of consulting services described herein since September 1, 2007 (the “Service Commencement Date”).

WHEREAS the Company desires to formally retain the Consultant and the Consultant desires to be retained by the Company, all pursuant to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

1. Retention. The Consultant is hereby retained by the Company to perform services related to corporate finance and other matters, and the Consultant hereby accepts such retention and shall perform for the Company the duties described herein, faithfully and to the best of its ability.

2. Services. The Consultant agrees, to the extent reasonably required in the conduct of the business of the Company, to provide the Company with its judgment and experience with respect to business development services for the Company as it reasonably requests. The services may include, without limitation, the following:

(a)	Review business plans and projections;

(b)	Review and analyze financial data;

(c)	Advise on the Company’s capital structure and on alternatives structures for raising capital;

(d)	Review and advise on prospective mergers and acquisitions;

(e)	Advise on issues relating to public offerings;

(f)	Advise the Company on debt refinancing;

(g)	Review managerial needs and advise with respect to managerial candidates; and

(h)	Advise on issues relating to financial public relations.

3. Term.  The Consultant’s retention hereunder shall be for a term of one year commencing on the date of this Agreement, unless sooner terminated in accordance herewith (the “Term”). This Agreement may be terminated by either party upon 45 days written notice to the other. No termination shall affect the Company’s obligation to pay compensation owing pursuant to Paragraph 4.

4. Compensation.

(a) Warrants. In consideration of the services provided by the Consultant to the Company since the Service Commencement Date, and as an inducement to provide further services in accordance with this Agreement, the Company shall, upon obtaining approval of the Company’s shareholders in accordance with applicable federal securities laws and regulations, issue to the Consultant or its assigns Warrants (the “Warrants”) to purchase 1,500,000 shares of common stock (“Common Stock”) of the Company at a price of $1.05 per share (“Exercise Price”), exercisable through and including January 15, 2012 in the form attached hereto as Exhibit A.

(b) Cash. The Company agrees to pay monthly consulting fees of $15,000 for the services in Paragraph 2 above, to be calculated and paid as from the Service Commencement Date through the end of the Term.

5. Nondisclosure.

(a) Confidential Information. The Consultant agrees that from the Service Commencement Date until the end of the Term, , the Consultant has had and will have access to and become acquainted with confidential proprietary information (“Confidential Information”) which is owned by the Company and is regularly used in the operation of the Company’s business. The Consultant agrees that the term “Confidential Information” as used in this Agreement is to be broadly interpreted and includes (i) information that has, or could have, commercial value for the business in which the Company is engaged, or in which the Company may engage at a later time, and (ii) information that, if disclosed without authorization, could be detrimental to the economic interests of the Company. The Consultant agrees that the term “Confidential Information” includes, without limitation, any patent, patent application, copyright, trademark, trade name, service mark, service name, “know-how,” negative “know-how,” trade secrets, customer and supplier identities, characteristics and terms of agreement, details of customer or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisitions plans, science or technical information, ideas, discoveries, designs, computer programs (including source codes), financial forecasts, unpublished financial information, budgets, processes, procedures, formulae, improvements or other proprietary or intellectual property of the Company, whether or not in written or tangible form, and whether or not registered, and including all memoranda, notes, summaries, plans, reports, records, documents and other evidence thereof. “Confidential Information” shall not include, however, information that (i) is or becomes generally available to the public other than as a result of a disclosure by the Consultant or its representatives in violation of this Agreement; (ii) was known to the Consultant on a non-confidential basis prior to its disclosure by the Company or its representatives; (iii) becomes available to the Consultant on a non-confidential basis from a person other than the Company or its representatives who is not known to the Consultant to be otherwise bound by a confidentiality agreement with the Company or any of its representatives, or is otherwise not known to the Consultant to be under an obligation to the Company or any of its representatives not to transmit the information to the Consultant; or (iv) was independently developed by the Consultant without reference to or use of the Confidential Information. The Consultant acknowledges that all Confidential Information, whether prepared by the Consultant or otherwise acquired by the Consultant in any other way, shall remain the exclusive property of the Company.

(b) No Unfair Use by Consultant. The Consultant promises and agrees that the Consultant (which shall include its employees and contractors) shall not misuse, misappropriate, or disclose in any way to any person or entity any of the Company’s Confidential Information, either directly or indirectly, nor will the Consultant use the Confidential Information in any way or at any time except as required in the course of the Consultant’s business relationship with the Company. The Consultant agrees that the sale or unauthorized use or disclosure of any of the Company’s Confidential Information constitutes unfair competition. The Consultant promises and agrees not to engage in any unfair competition with the Company and will take measures that are appropriate to prevent its employees or contractors from engaging in unfair competition with the Company.

(c) Obligations Survive Agreement. The Consultant’s obligations under this section 4 shall survive the expiration or termination of this Agreement for a period of 1 year.

6. Expenses The Company shall reimburse the Consultant for all approved direct out-of-pocket expenses incurred by the Consultant in connection with the services rendered hereunder.

7. Non-exclusive Engagement. The Consultant shall not by this Agreement be prevented or barred from rendering services of the same or similar nature, as herein described, or services of any nature whatsoever for, or on behalf of, persons, firms, or corporations other than the Company. Similarly, the Company shall not be prevented or barred from seeking or requiring services of a same or similar nature from any person other than the Consultant.

8. Disclaimer of Responsibility for Acts of the Company. The obligations of the Consultant described in this Agreement consist solely of financial advisory services to the Company and do not create a partnership, joint venture or any type of agency relationship between the Company and the Consultant. In no event shall Consultant be required by this Agreement to act as the agent of the Company or otherwise to represent or make decisions for the Company. All final decisions with respect to acts of the Company or its affiliates, whether or not made pursuant to or in reliance on information or advice furnished by the Consultant hereunder, shall be those of the Company or such affiliates and the Consultant shall under no circumstances be liable for any expenses incurred or loss suffered by the Company as a consequence of such decisions.

9. Board of Directors. The Company agrees to provide the Consultant with notice of all regular and special meetings of the Board of Directors at the time such notice is given to members of the Board of Directors. Subject to the proscriptions of the attorney/client privilege, if applicable, the Consultant shall also be provided with all materials delivered to members of the Board of Directors at the time such materials are delivered to board members and a designated representative shall be allowed to be present at meetings of the Board of Directors solely as an observer.

10. Amendment. No amendment to this Agreement shall be valid unless such amendment is in writing and is signed by authorized representatives of all the parties to this Agreement.

11. Indemnity.

(a) The Company agrees to indemnify and hold the Consultant, its affiliates, control persons, officers, employees and agents harmless from and against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys’ and accountants’ fees and the cost of any of the Consultant’s personnel involved in any such matter) of any kind or nature whatsoever arising out of the Consultant’s entering into or performing under this Agreement, including costs arising out of any dispute whether or not the Consultant is a party to such dispute.

(b) The Consultant agrees to indemnify and hold the Company, its affiliates, control persons, officers, employees, and agents harmless from and against all losses, c1aims, damages, liabilities, costs or expenses (including reasonable attorneys’ and accountants’ fees and the cost of any of the Company’s personnel involved in any such matter) of any kind or nature whatsoever arising out of the Company’s entering into or performing under this Agreement, including costs arising out of any dispute whether or not the Company is a party to such dispute.

(c) The provisions of this Paragraph 11 shall survive the termination and expiration of this Agreement.

12. Waiver. Any of the terms and conditions of this Agreement may be waived at any time and from time to time in writing by the party entitled to the benefit thereof, but a waiver in one instance shall not be deemed to constitute a waiver in any other instance. A failure to enforce any provision of this Agreement shall not operate as a waiver of this provision or of any other provision hereof.

13. Severability. In the event that any provision of this Agreement shall be held to be invalid, illegal, or unenforceable in any circumstances, the remaining provisions shall nevertheless remain in full force and effect and shall be construed as if the unenforceable portion or portions were deleted.

14. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Any attempt by either party to assign any rights, duties, or obligations which may arise under this Agreement without the prior written consent of the other party shall be void.

15. Governing Law. The validity, interpretation and construction of this Agreement and each part thereof will be governed by the laws of the State of Texas without reference to its conflicts of laws, rules or principles.

16. Counterparts. This Agreement may be executed in any number of counterparts, each of which may be deemed an original and all of which together will constitute one and the same instrument.

17. Interpretation. The parties hereto acknowledge and agree that (a) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (b) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

18. Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect, or be considered in construing or interpreting the meaning or construction of any of the terms or provisions hereof.

19. Notices. All notices, requests, consents, and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth below or to such other address as the party may designate by notice hereunder, and shall be either (a) delivered by hand, (b) sent by recognized overnight courier, (c) sent by facsimile transmission, or (d) sent by registered or certified mail, return receipt requested, postage prepaid.

If to the Consultant:

BLACKWOOD CAPITAL LIMITED
546 Fifth Avenue, 14th Floor
New York, NY 10036

Attn: Andrew Taylor-Kimmins
Facsimile: 646 219 8532

If to the Company:

UNITED HERITAGE CORPORATION
1310 North Wall Street
Midland, Texas 79701

Attn: Chip Langston
Facsimile: 972 862 4892

All notices, requests, consents and other communications hereunder shall be deemed to have been given (i) if by hand, at the time of delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, (iii) sent by facsimile transmission, at the time the receipt thereof has been acknowledged by electronic confirmation of otherwise, or (iv) if sent by registered of certified mail, on the fifth business day following the day such mailing is sent. The address of any party herein may be changed at any time by written notice to the parties in accordance with the preceding provisions.

20. Total Agreement. This Agreement contains all of the agreements of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind or nature not expressly set forth in this Agreement shall affect, or can be used to interpret, change or restrict the express terms and provisions of this agreement. This agreement shall not be modified or amended unless agreed to in writing by all parties.

Agreed, accepted and effective as of the date first above written:

UNITED HERITAGE CORPORATION

By:	/s/ Paul Watson
Name: Paul Watson
Title: Chief Executive Officer

BLACKWOOD CAPITAL LIMITED

By:	/s/ Andrew Taylor-Kimmins
Name: Andrew Taylor-Kimmins
Title: Authorized Signatory

Exhibit A

Form of BCL Warrant

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER THE ACT AND APPLICABLE LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Certificate No. WC-___	Warrant to Purchase 1,500,000 Shares of
Dated: ___________, 2008	Common Stock (subject to adjustment)

WARRANT TO PURCHASE COMMON STOCK
of
UNITED HERITAGE CORPORATION

This certifies that, for value received, BLACKWOOD CAPITAL LIMITED, or its registered assigns (the “Holder”) is entitled, subject to the terms set forth below, to purchase from United Heritage Corporation, a Utah corporation (the “Company”), up to 1,500,000 shares of common stock, par value $0.001 per share (the “Common Stock”), as constituted on the date hereof (the “Warrant Issue Date”), upon surrender hereof, at the principal office of the Company referred to below, with the Notice of Exercise form annexed hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price set forth in Section 2 below. The number and character of such shares of Common Stock and the Exercise Price are subject to adjustment as provided herein. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein. This Warrant is being issued pursuant to the Consulting Agreement, dated January 15, 2008, by and between the Company and the Holder.

1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending at 5:00 p.m., Eastern Standard Time, on the four (4) year anniversary of the Warrant Issue Date (the “Term”), and shall be void thereafter.

2. Exercise Price. The exercise price at which this Warrant may be exercised shall be $1.05 per share of Common Stock (the “Exercise Price”), as such Exercise Price may be adjusted from time to time pursuant to Section 11 hereof.

3. Vesting and Exercise of Warrant.

(a) Exercisability. Notwithstanding anything herein to the contrary, this Warrant will only become exercisable (“Vest”) when the Company has obtained shareholder approval of this Warrant in accordance with applicable federal securities laws and the rules and regulations of any national securities exchange or inter-dealer quotation system upon which the Company’s Common Stock is then traded.

(b) Exercise of Warrant.

(i) Method of Exercise. Subject to section 3(a) above, the purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, during the Term, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment in cash by wire transfer or by check acceptable to the Company of the purchase price of the shares to be purchased.

(ii) Net Issue Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise and notice of such election, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X =	Y (A-B)
A

Where	X	=	The number of shares of Common Stock to be issued to the Holder

	Y	=
the number of shares of Common Stock purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being canceled (at the date of such calculation)

	A	=	the fair market value of one share of the Common Stock (at the date of such calculation)

	B	=	Exercise Price (as adjusted to the date of such calculation).

For purposes of the above calculation, fair market value of one share of Common Stock shall be determined by the Company’s Board of Directors in good faith; provided, however, that where there exists a public market for the Common Stock at the time of such exercise, the fair market value of one share of Common Stock shall be the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on the Nasdaq Capital Market or on any exchange on which the Common Stock is listed, whichever is applicable, as reported by Bloomberg L.P. for the five (5) trading days prior to the date of the Company’s receipt of this Warrant and delivery of the properly endorsed Notice of Exercise and notice of Holder’s election to exercise without cash.

(c) Issuance of Shares. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Warrant Shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the remaining number of Warrant Shares for which this Warrant may then be exercised.

4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled (after aggregating all shares that are being issued upon such exercise), the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

5. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

6. Rights of Stockholders. Subject to Sections 9 and 11 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of the Warrant Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised as provided herein.

7. Transfer of Warrant.

(a) Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change its address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

(b) Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7(a) above, issuing the Warrant Shares or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing (the “Warrant Agent”). Thereafter, any such registration, issuance, exchange or replacement, as the case may be, shall be made at the office of the Warrant Agent.

(c) Transferability and Negotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the “Act”), title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

(d) Exchange of Warrant Upon a Transfer. Upon surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers contained in this Section 7, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

(e) Compliance with Securities Laws.

(i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired for investment purposes, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any state securities laws.

(ii) This Warrant and all Warrant Shares issued upon exercise hereof or conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER SUCH ACT AND APPLICABLE LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

8. Reservation of Stock. The Company covenants that during the Term, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate or Articles of Incorporation (the “Certificate”) to provide sufficient reserves of Warrant Shares issuable upon exercise of this Warrant. The Company further covenants that all Warrant Shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of this Warrant.

9. Notices.

(a) Whenever the Exercise Price or the shares purchasable hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and the shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.

(b) In case:

(i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation or entity, or any conveyance of all or substantially all of the assets of the Company to another corporation or entity, or

(iii) of any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, con-veyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the record date specified in (A) above or 30 days prior to the date specified in (B) above.

10. Amendments and Waivers.

(a) Except as provided in Section 10(b) below, this Warrant, or any provision hereof, may be amended, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

(b) Any term or condition of this Warrant may be amended with the written consent of the Company and the Holder. Any amendment effected in accordance with this Section 10(b) shall be binding upon the Holder and each future holder of this Warrant and the Company.

(c) No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

11. Adjustments. The Exercise Price and the shares purchasable hereunder are subject to adjustment from time to time as follows:

(a) Merger, Sale of Assets, etc. If at any time while this Warrant is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or (iii) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other corporation or other entity, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation or other entity resulting from such reorganization, merger, consolidation, merger, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 11. The foregoing provision of this Section 11(a) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation or other entity that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder for shares in connection with any such transaction is in a form other than cash or marketable securities, then the fair market value of such consideration shall be determined in accordance with Section 3(b)(ii). In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

(b) Reclassification, etc. If the Company, at any time while this Warrant remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11.

(c) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination and the number of such securities shall be proportionately increased in the case of a split or subdivision or proportionately decreased in the case of a combination.

(d) Adjustments for Dividends in Stock or other Securities or Property. If while this Warrant remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist (including without limitation securities into which such securities may be converted) at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant (or upon such conversion) on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 11.

(e) Calculations. All calculations under this Section 11 shall be made to the nearest four decimal points.

(f) No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

12. Saturdays, Sundays and Holidays. If the last or appointed day for the taking of any action or the expiration of any right granted herein shall be a Saturday, Sunday or legal holiday, then (notwithstanding anything herein to the contrary) such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or legal holiday.

13. Call Provision. If, after the Warrant Issue Date and the date when all the shares underlying this Warrant Vest, the closing price of the Common Stock for each of 20 consecutive trading days (the “Measurement Period”, which 20 consecutive trading day period shall not have commenced prior to the Warrant Issue Date) equals or exceeds 214.29% of the then Exercise Price (the “Threshold Price”), at any time during a calendar month commencing after December 31, 2007, the Company shall have the right, within one trading day following the end of such Measurement Period, to call for cancellation all or any portion of this Warrant for which a Notice of Exercise has not yet been delivered by the Holder (such right, a “Call”). To exercise this right, the Company shall deliver to the Holder an irrevocable written notice (a “Call Notice”), indicating therein the portion of the unexercised portion of this Warrant to which such notice applies, along with cash consideration equal to $.001 for each Warrant Share subject to the Call. Any portion of this Warrant subject to such Call Notice for which a Notice of Exercise shall not have been received by the Call Date will be cancelled at 5:00 p.m. (Eastern Standard Time) on the tenth trading day after the date the Call Notice is received by the Holder (such date and time, the “Call Date”). Any unexercised portion of this Warrant to which the Call Notice does not pertain will be unaffected by such Call Notice. In furtherance thereof, the Company covenants and agrees that it will honor all Notices of Exercise with respect to Warrant Shares subject to a Call Notice that are tendered through 5:00 p.m. (Eastern Standard Time) on the Call Date. The parties agree that any Notice of Exercise delivered following a Call Notice which Calls less than all the Warrants shall first reduce to zero the number of Warrant Shares subject to such Call Notice prior to reducing the remaining Warrant Shares available for purchase under this Warrant. For example, if (x) this Warrant then permits the Holder to acquire 100 Warrant Shares, (y) a Call Notice pertains to 75 Warrant Shares, and (z) prior to 5:00 p.m. (Eastern Standard Time) on the Call Date the Holder tenders a Notice of Exercise in respect of 50 Warrant Shares, then (1) on the Call Date the right under this Warrant to acquire 25 Warrant Shares will be automatically cancelled, (2) the Company, in the time and manner required under this Warrant, will have issued and delivered to the Holder 50 Warrant Shares in respect of the exercises following receipt of the Call Notice, and (3) the Holder may, until the last day of the Term, exercise this Warrant for 25 Warrant Shares (subject to adjustment as herein provided and subject to subsequent Call Notices). Subject again to the provisions of this Section 2(f), the Company may deliver subsequent Call Notices for any portion of this Warrant for which the Holder shall not have delivered a Notice of Exercise.

14. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

15. Binding Effect. The terms of this Warrant shall be binding upon and inure to the benefit of the Company and the Holder and their respective successors and assigns.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, United Heritage Corporation has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated: _____________________________________

HOLDER: Blackwood Capital Limited	UNITED HERITAGE CORPORATION

By:	By:
Name: Andrew Taylor-Kimmins Its: Authorized Signatory		Name: Title:

NOTICE OF EXERCISE

(1) The undersigned hereby (A) elects to purchase _______ shares of Common Stock of UNITED HERITAGE CORPORATION, pursuant to the provisions of Section 3(b)(i) of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full, or (B) elects to exercise this Warrant for the purchase of_______ shares of Common Stock, pursuant to the provisions of Section 3(b)(ii) of the attached Warrant.

(2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued upon exercise hereof are being acquired for investment purposes, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

(3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Name)

(4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

(Name)

(Date)	(Signature)

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint ____________________________ Attorney to make such transfer on the books of UNITED HERITAGE CORPORATION, maintained for the purpose, with full power of substitution in the premises.

The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof are being acquired for investment purposes, and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

Dated: _________________________

Signature of Holder